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                         CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Management of Each Fund" and "Financial Statements and Experts" and to the use of our report dated December 20, 2000 with respect to DLJ Fixed Income Fund (one of the funds comprising DLJ Focus Funds), which is incorporated by reference, in this Registration Statement on Form N-14 of Warburg Pincus Fixed Income Fund.


                                                         /s/ ERNST & YOUNG LLP
                                                         ERNST & YOUNG LLP

New York, New York
February 12, 2001